SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 9, 2002

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company announced today that its Board of Directors has authorized a dividend of $0.15 per depositary share payable on October 1, 2002 to holders of record as of September 17, 2002. Each depositary share represents one-quarter of a share of the Company’s Series A Convertible Exchangeable Preferred Stock.

The Company's Board of Directors also authorized the repurchase of up to 10% of the outstanding depositary shares on the open market or in privately negotiated transactions with institutional and accredited investors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated August 9, 2002.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: August 9, 2002	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 99.1

Westmoreland Declares Dividend On
Series A Convertible Exchangeable Preferred Stock;
Preferred Stock Repurchase Plan Approved

Colorado Springs, CO – August 9, 2002 -- Westmoreland Coal Company (AMEX:WLB) announced today that its Board of Directors has authorized a dividend of $0.15 per depositary share payable on October 1, 2002 to holders of record as of September 17, 2002. Each depositary share represents one-quarter of a share of the Company’s Series A Convertible Exchangeable Preferred Stock.

Westmoreland’s Board of Directors also authorized the repurchase of up to 10% of the outstanding depositary shares on the open market or in privately negotiated transactions with institutional and accredited investors. The timing and amount of depositary shares repurchased will be determined by the Company’s management based on its evaluation of the Company’s capital resources, the price of the depositary shares offered to the Company and other factors. The program will expire at the end of 2004. Any acquired shares will be converted into shares of Series A Convertible Exchangeable Preferred Stock and retired. The repurchase program will be funded from working capital which may be currently available, or become available to the Company.

Resumption of a dividend payment and the repurchase plan reflect the reestablishment of profitability as a result of the Company’s successful initial implementation of its strategic plan for growth and the Company’s continuing commitment to preferred shareholders.

Christopher K. Seglem, Westmoreland’s Chairman, President and CEO noted: “In reaching these decisions, the Board has determined that it is now able to resume payment of some dividends to all preferred shareholders. In addition, with the repurchase program, we can provide an outlet for some shareholders who may wish to liquidate a part or all of their holdings now but are unable to do so because of “thinness” in the market.”

“The Company is not yet in a position to adopt a plan that will fully address accumulated dividends and full dividends going forward, but we believe the steps announced today provide tangible evidence of our progress in that direction. These steps do not compromise the liquidity of the Company and, in the opinion of the Board, are in the best interests of all shareholders. The Company’s ability to ultimately satisfy the unpaid dividends and resume full dividend payments will also be enhanced in the long-term by any resulting decrease in the total amount of those obligations as a result of the repurchase program. We believe addressing the Company’s obligations to preferred shareholders in a reasonable and prudent manner is in the best long-term interests of the Company and an important component of the Company’s strategy for continued growth and creation of shareholder value,” continued Seglem.

The certificate of designation establishing the Series A Convertible Exchangeable Preferred Stock provides that, if the Company does not pay a dividend of $0.53125 per depositary share on each January 1, April 1, July 1 and October 1 commencing October 1, 1992, the unpaid amounts accumulate. Therefore, $0.38125 per depositary share will accumulate on October 1, 2002.

Westmoreland Coal Company is the oldest continuously operating independent coal company in the United States. The Company’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota and Texas. Its power operations include ownership interests in two coal-fired and one natural gas-fired generating plants. The Company also owns a 20% interest in an Atlantic coast coal shipping and terminal facility. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector.

Certain statements in this report which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; healthcare cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its business strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings; the claims between the Company and Washington Group International, Inc. and other factors discussed in Items 1, 3 and 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

Statements in this press release regarding the Company’s intention to repurchase depositary shares from time to time and the source of funding are forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the Company’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, general economic conditions, and the other factors identified in the Company’s Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q filed with the SEC.

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Contact: Diane Jones (719) 442-2600